Exhibit 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Coinmach Laundry Corporation 1998 Employee Stock Purchase Plan of our report dated May 11, 1999, with respect to the consolidated financial statements of Coinmach Laundry Corporation and Subsidiaries (the "Company"), included in the Company's Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.




                                     /s/ ERNST & YOUNG LLP
                                     ---------------------






Melville, New York
June 28, 1999